SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     September 14, 1999 (September 13, 1999)

                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)



Delaware                              1-8368                    51-0228924
(State or other                       (Commission               (IRS Employer
 jurisdiction                          File Number)              Identification
 of incorporation)                                               Number)


               1301 Gervais Street, Columbia, South Carolina 29201 (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

On September 13, 1999 Safety-Kleen Corp.(NYSE:SK) announced that the Board of Directors has appointed a Special Committee made up of independent non-Laidlaw Inc. directors to consider the implications of the announced change in Laidlaw Inc.'s time horizon for divesting its 44% common share ownership of the Company. The full text of the announcement is reproduced below.

                              For Immediate Release

                   SAFETY-KLEEN BOARD FORMS SPECIAL COMMITTEE


Columbia, S.C.--September 13, 1999--Safety-Kleen Corp. (NYSE: SK) today announced that the Board of Directors has appointed a Special Committee made up of independent non-Laidlaw Inc. directors to consider the implications of the announced change in Laidlaw Inc.'s time horizon for divesting its 44% common share ownership of the Company.

Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.

For further information contact:
--------------------------------
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212
Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

Private Securities Litigation Reform Act:
-----------------------------------------
Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include risks associated with acquisitions; achievement of synergy objectives; the attainment of revenue growth targets; the adoption of new environmental laws and regulations and how they are interpreted and enforced; changes in demand for the Company's services; competition; and prices for petroleum-based products.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SAFETY-KLEEN CORP.




                                             By:    /s/ Kenneth W. Winger
                                                  ------------------------
                                             Kenneth W. Winger, President
                                             and Chief Executive Officer


Date:  September 14, 1999